UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2010
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 649-4500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2010, the Board of Directors (the “Board”) of Platinum Energy Resources, Inc. (the “Company”) appointed Martin Walrath to the Board.  Mr. Walrath has been designated a Class A director of the Company.   As a Class A director, Mr. Walrath will hold office until the Company’s first annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal from office.

Mr. Walrath (57) has been with Triple Five since 1980 and has been primarily responsible for the financing activities and banking relationships of the company.  He has been involved in several multi-billion dollar financings for Triple Five.  Before joining Triple Five, Mr. Walrath was Senior Vice President at Mellon Bank.  Mr. Walrath is also Director of Peoples Trust Bank, the largest privately held financial institution in Canada.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2010, the Board of the Company appointed Victor David Rahmanian to the Board.  Dr. Rahmanian has been designated a Class A director of the Company.   As a Class A director, Dr. Rahmanian will hold office until the Company’s first annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal from office.

Dr. Rahmanian (62) has a B.Sc., Masters, and PhD in Geosciences from the Colorado School of Mines and Pennsylvania State University, Dr. Rahmanian brings over 35 years of far-reaching and in-depth knowledge and experience in Exploration, Development, and Production of Hydrocarbon Resources in a global scale. In addition to experience in Coal Exploration and as an Assistant Professor of Geology in University of Vermont, Dr. Rahmanian’s career is distinguished by 30 years of Research, Exploration, & Production work experience with the ExxonMobil Corporation, the world largest Oil & Gas Company. He is richly- experienced with diverse & advance expertise in Outcrop, well log, Core Facies Analysis, Seismic Stratigraphic Analysis, Subsurface Reservoir Description, Characterization & Prediction, Sequence Stratigraphic Analysis, Research & Development of Predictive Reservoir Concepts, Stratigraphic Data Analysis Techniques & Methodologies. Dr. Rahmanian has systematically and successfully applied this expertise to Exploration and Production practices in major hydrocarbon Exploration and Production rends as well as in numerous major Field Studies and Enhanced Oil Recovery projects throughout the world. His work experience and history extends over 25 sedimentary basins across five continents of the world, including, but not limited to, Gulf of Mexico, Texas & Louisiana Gulf Coast Regions, North Slope Alaska, US & Canadian Rockies, Alberta & East Coast Canada, Trinidad, Venezuela, Columbia, North Sea, Paris Basin, NW German Basins, Gippsland &Otway Basins Australia, Malay Basin Malaysia, Sumatra Basins Indonesia, Egypt, and Israel. As a result, he is directly responsible for and/or significantly contributed to discovery and production from numerous major, both conventional and unconventional, Oil & Gas reservoirs throughout the world. He is globally acknowledged and recognized for excellence in teaching, lecturing, and “Significant Contribution to Geology” for being one of the original architects of the Parasequences & Sequence Stratigraphic Concepts and their application to Hydrocarbon Exploration & Production practices. He is a co-author of a Best Seller book in Exploration Series of the American Association of the Petroleum Geology. In Triple Five Group of Companies, Dr. Rahmanian is applying his deep and wide-ranging experience to manage and direct Exploration and Production practices of multiple Oil & Gas Fields in North America. He is also playing a leading role in world-wide Oil & Gas field acquisition and Exploration & Production ventures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: October 12, 2010
	By:	/s/ Al Rahmani
Al Rahmani
Interim Chief Executive Officer